UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 5, 2014, Verisk Analytics, Inc. (the “Company”), through its wholly-owned subsidiary, Insurance Services Office, Inc. (the “Buyer”), entered into an Amendment (the “Amendment”) to that certain Agreement and Plan of Merger dated January 14, 2014 (the “Merger Agreement”) among the Company, the Buyer, ISO Merger Sub I, Inc., Eagleview Technology Corporation and Fortis Advisors LLC, as the stockholders’ representative. Pursuant to the Amendment, the date on which either party may terminate the Merger Agreement in the event the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has not expired or been terminated, has been extended from June 30, 2014 to September 30, 2014.

We refer you to the full text of the Merger Agreement, which was annexed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 14, 2014, and the full text of the Amendment, which is annexed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment dated May 5, 2014 to the Agreement and Plan of Merger dated January 14, 2014 among Verisk Analytics, Inc., Insurance Services Office, Inc., ISO Merger Sub I, Inc., Eagleview Technology Corporation and Fortis Advisors LLC, as the stockholders’ representative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: May 5, 2014	By:	/s/ Kenneth E. Thompson
Name: Kenneth E. Thompson Title: Executive Vice President, General Counsel and Corporate Secretary